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                                                                    EXHIBIT 23.1

                     [LETTERHEAD OF HJ & ASSOCIATES, L.L.C.]

                        CONSENT OF INDEPENDENT AUDITORS'


Board of Directors and Shareholders
World Gaming Plc

We hereby consent to the use of our audit report dated July 22, 2000 for the year ended April 30, 2000 which is incorporated by reference in this Form S-8 of World Gaming Plc and to all references to our firm in this Form S-8.

/s/ HJ & Associates, LLC


HJ & Associates, LLC
Salt Lake City, Utah
September 18, 2001